EXHIBIT 3.1
                                                                     -----------
                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                                FSGI CORPORATION
                                ----------------

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I

                                 CORPORATE NAME
                                 --------------

         The name of this Corporation shall be:  FSGI CORPORATION.

                                   ARTICLE II

                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is 3200 North Military Trail, Suite 300, Boca Raton, Florida 33431.

                                   ARTICLE III

                     NATURE OF CORPORATE BUSINESS AND POWERS
                     ---------------------------------------

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.

                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 1,000 shares of common stock, $.0001 par value per share.

                                   ARTICLE IV

                                TERM OF EXISTENCE
                                -----------------

         This Corporation shall have perpetual existence.

                                    ARTICLE V

                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      ------------------------------------

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                                 James M. Dorman
                      3200 North Military Trail, Suite 300
                            Boca Raton, Florida 33431

                                   ARTICLE VI

                               BOARD OF DIRECTORS
                               ------------------

         This Corporation shall have two Directors initially.

                                   ARTICLE VII

                                INITIAL DIRECTORS
                                -----------------

         The names and addresses of the initial Directors of this Corporation are:
                                 Lori Carmichael
                      3200 North Military Trail, Suite 300
                            Boca Raton, Florida 33431

                                 James M. Dorman
                      3200 North Military Trail, Suite 300
                            Boca Raton, Florida 33431

         The persons named as initial Directors shall hold office for the first year of existence of this Corporation, or until their successors are elected or appointed and have qualified, whichever occurs first.

                                  ARTICLE VIII

                                  INCORPORATOR
                                  ------------

         The name of the person signing these Articles of Incorporation as the Incorporator is James M. Dorman, and his address is 3200 North Military Trail, Suite 300, Boca Raton, Florida 33431.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

         This Corporation shall indemnify to the fullest extent permitted by Florida Statute 607.0850, as may be amended from time to time, any director or officer of the Corporation who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Corporation shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation. Pursuant to Florida Statute 607.0850(9), no court order indemnification shall, under any circumstances, be permitted.

                                    ARTICLE X

                             AFFILIATED TRANSACTIONS
                             -----------------------

         This Corporation expressly elects not to be governed by Florida Statute 607.0901, as amended from time to time, relating to affiliated transactions.

                                   ARTICLE XI

                           CONTROL SHARE ACQUISITIONS
                           --------------------------

         This Corporation expressly elects not to be governed by Florida Statute 607.0902, as amended from time to time, relating to control share acquisitions.
         IN WITNESS WHEREOF, the undersigned Incorporator ahs executed the foregoing Articles of Incorporation on May 15, 1997.

                                                   /S/ JAMES M. DORMAN
                                                   -----------------------------
                                                   JAMES M. DORMAN, Incorporator

STATE OF FLORIDA           )
                           )  SS.
COUNTY OF PALM BEACH       )

         The foregoing instrument was acknowledged before me on May 15, 1997, by James M. Dorman, as Incorporator. Mr. Dorman is personally known to me and did take an oath.

                                            /S/ SYDNEY MONDA
                                            -----------------------------
                                            Notary Public
                                            My Commission Expires:

                  SYDNEY MONDA
(SEAL)            Notary Public State of Florida
                  My Comm. Expires Apr. 22, 1998
                  No. CC 359676
                  Bonded Thru Official Notary Services

                                            SYDNEY MONDA
                                            Notary Public State of Florida
                                            My Comm. Expires Apr. 22, 1998
                                            No. CC 359676
                                            Bonded Thru Official Notary Services

                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS
                        ---------------------------------

         FSGI CORPORATION, a Corporation existing under the laws of the State of Florida with its principal office at 3200 North Military Trail, Suite 300, Boca Raton, Florida 33431, has named James M. Dorman, whose address is 3200 North Military Trail, Suite 300, Boca Raton, Florida 33431, as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:
                                   -----------

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law.

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                FSGI CORPORATION


         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of FSGI Corporation, a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida (the "Corporation"), does hereby certify:

         That pursuant to Unanimous Written Consent of the Board of Directors of said Corporation dated December 21, 1998, the Board of Directors approved the amendment to the Corporation's Articles of Incorporation as follows:

                                    ARTICLE I
                                      NAME
                                      ----

         The name of the Corporation shall be changed FROM FSGI Corporation TO TMAN Global.Com, Inc.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is 1000 Universal Studios Plaza #22, Orlando, FL 32819.

                                    ARTICLE V
                                REGISTERED AGENT
                                ----------------

The Registered Agent will be:

Ron Tramontano
1000 Universal Studios Plaza, #22
Orlando, FL 32819

                                   ARTICLE VII
                               BOARD OF DIRECTORS
                               ------------------

         The new Board of Directors will be:

         Tony Interdonato
         1000 Universal Studios Plaza
         Orlando, FL 32819

         Ron Tramontano
         1000 Universal Studios Plaza
         Orlando, FL 32819

         The foregoing amendment was adopted by the Board of Directors of the Corporation pursuant to Unanimous Written Consent pursuant to Section 607.0704 of the Florida Business Corporation Act, on December 21, 1998.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of December 21, 1998.

                                                     FSGI CORPORATION



                                                     By:   /S/ RON TRAMONTANO
                                                           ---------------------
                                                           Ron Tramontano
                                                           President